Exhibit 99.1

Golden Star Resources Announces Filing of Feasibility Study for Prestea Underground

Mine West Reef Project

Toronto, ON – July 26, 2013 – Golden Star Resources Ltd. (NYSE MKT: GSS; TSX: GSC; GSE: GSR) (“Golden Star” or the “Company”) today announced that it has filed a technical report, prepared in accordance with National Instrument 43-101, (“NI 43-101”) regarding a feasibility study to develop its Prestea Underground Mine West Reef Project in Ghana (see Golden Star June 11, 2013 press release). This technical report can be accessed under the Company’s profile at www.sedar.com and on the Company’s website at www.gsr.com.

The report, entitled “NI 43-101 Technical Report for the Prestea West Reef Feasibility Study”, was prepared by SRK Consulting (UK) Ltd., under the supervision of the following independent Qualified Persons under NI 43-101:

•	Michael Beare, CEng. – Overall report compilation, mining, mineral reserve estimate and financial modeling;

•	Dr. John Arthur, CGeol. – Mineral resource estimate;

Company profile:

Golden Star holds a 90% equity interest in Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited, which respectively own the Bogoso/Prestea and Wassa/HBB open-pit gold mines in Ghana. In addition, Golden Star has a 90% interest in the Prestea Underground mine in Ghana. Golden Star also holds gold exploration interests elsewhere in Ghana, in other parts of West Africa and in Brazil in South America.

For further information, please contact:

GOLDEN STAR RESOURCES LTD.

Jeff Swinoga, Executive Vice President and Chief Financial Officer

416-583-3803

INVESTOR RELATIONS

Belinda Labatte, The Capital Lab, Inc.

647-427-0208

Greg DiTomaso, The Capital Lab, Inc.

647-427-0208

Golden Star Resources Ltd. (www.gsr.com) PR 13-18 – Filing Prestea Feasibility Study	Page 1 of 1